                                                                    Exhibit 99

                                                                         PROXY

                           POINT BANCORP, INC.
                     POINT PLEASANT, WEST VIRGINIA

The Board of Directors of Point Bancorp, Inc., or its designee, or either of them, are hereby authorized to represent and to vote the stock of the undersigned in Point Bancorp, Inc. at a Special Meeting of Shareholders to be held ___________, 1995, and any adjournments thereof.

1.	Approve the Agreement and Plan of Merger		FOR      AGAINST	ABSTAIN
	dated as of September 2, 1994, between One
	Valley Bancorp of West Virginia, Inc., and
	Point Bancorp, Inc.

2.	The election as a director of all nominees listed       FOR      AGAINST	ABSTAIN
	below for the terms to expire as indicated (except
	as marked to the contrary).

	Cecil Edwin Cotton (1998)   Maye R. Smith (1998)
	INSTRUCTIONS:  To withhold your vote for any
	individual nominee, insert that nominee's name on
	the line provided below.

	_________________________________________

3.	The ratification of the appointment of Trainer, 	FOR     AGAINST	        ABSTAIN
	Wright & Paterno as auditors for the 1995 fiscal
	year.

4.	Transact such other business as may properly be
	brought before the meeting or any adjournments
	thereof.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted "FOR" the propositions listed above and described more fully in the Prospectus/Proxy Statement of One
Valley Bancorp of West Virginia, Inc., and Point Bancorp, Inc., distributed in connection with this Special Meeting.

					       Dated:




			         	       (Signature of Shareholder)
				               All joint owners must sign

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

The Board of Directors recommends a vote "FOR" the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.